UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 2, 2008

XTO ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10662	75-2347769
(Commission File Number)	(IRS Employer Identification No.)

810 Houston, Fort Worth Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 870-2800
(Registrant’s Telephone Number, Including Area Code)

NONE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On September 2, 2008, XTO Energy Inc. and its wholly-owned subsidiaries completed a previously announced acquisition, through a merger, of privately held Hunt Petroleum Corporation, Hassie Hunt Exploration Company and Hassie Hunt Production Company (collectively “Hunt”) for cash and equity consideration valued at approximately $4.2 billion. Consideration in the transaction included approximately $2.6 billion cash and 23.5 million shares of XTO Energy Inc. common stock, par value $0.01 per share. The Company filed a prospectus supplement to its currently effective shelf registration statement on Form S-3 with respect to the shares of common stock.  Funding of the cash portion of the transaction was provided through a combination of cash flow, commercial paper and capital market transactions. The final consideration reflected typical adjustments.

The Hunt oil and gas properties are primarily concentrated in XTO’s Eastern Region, including East Texas and central and northern Louisiana, where 70% of the reserves are located. Another 28% of the reserves, which are onshore and offshore, are located along the Gulf Coast of Texas, Louisiana, Mississippi and Alabama. The Company also gained additional leasehold in the Bakken Shale region of North Dakota and non-operating interests in the North Sea. The Company’s internal engineers estimate proved reserves to be 1.052 trillion cubic feet of natural gas equivalent (Tcfe), of which approximately 62% are proved developed. Daily production from the properties currently totals approximately 197 million cubic feet (MMcf) of natural gas, 8,500 barrels of oil and 2,300 barrels of natural gas liquids. Total acreage for both the producing properties and undeveloped leasehold is 919,409 net acres.

The foregoing description of the acquisition is qualified in its entirety by reference to the Acquisition Agreement attached as Exhibit 2.2 to Form 8-K filed by the Company on July 18, 2008.

Item 3.02. Unregistered Sales of Equity Securities

As part of the consideration for the acquisition through a merger of Hunt Petroleum Corporation, Hassie Hunt Exploration Company and Hassie Hunt Production Company described in Item 2.01, the Company issued 23.5 million shares of common stock. The shares were issued at closing without registration under the Securities Act of 1933 in reliance on an exemption from registration under Section 4(2) of the Securities Act. The Company filed a prospectus supplement on September 2, 2008, to its existing shelf registration statement on Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act covering the shares.

Item 8.01. Other Events.

On September 3, 2008, the Company issued a press release updating its price hedges for natural gas and oil for 2008, 2009 and 2010. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Forward-Looking Statement and Related Matters

Statements made in this Form 8-K, including those relating to proved reserves and daily production are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the availability of drilling equipment and technical personnel, the timing and results of drilling activity, higher than expected production costs and other expenses, adverse weather conditions, including hurricanes and other tropical storms, and ability to integrate operations and personnel into the Company. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

Reserve estimates and estimates of reserve potential or upside with respect to the acquisition was made by our internal engineers without review by an independent petroleum engineering firm. Data used to make these estimates was furnished by the sellers and may not be as complete as that which is available for our owned properties. We believe our estimates of proved reserves comply with criteria provided under rules of the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(a)    Financial statements of businesses acquired.

The financial statements required to be filed in connection with the acquisition of Hunt Petroleum Corporation, Hassie Hunt Exploration Company and Hassie Hunt Production Company are impracticable to file as of the date of this report. Such financial statements will be filed by amendment to this report as soon as practicable, but no later than November 14, 2008.

(b)    Pro forma financial information.

The pro forma financial information required by this item is impracticable to file as of the date of this report. The pro forma information will be filed by amendment to this report as soon as practicable, but no later than November 14, 2008.

(d)    Exhibits.

The following exhibits are filed as part of this Current Report of Form 8-K:

Exhibit Number and Description

2.1
Acquisition Agreement dated June 9, 2008 among XTO Energy Inc., HPC Acquisition Corporation, HHEC Acquisition Corporation, Hunt Petroleum Corporation, Hassie Hunt Exploration Company and Hassie Hunt Production Company (incorporated by reference to Exhibit 2.2 to Form 8-K filed July 18, 2008)

99.1	News Release dated September 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: September 4, 2008	By:	/s/ Bennie G. Kniffen
Bennie G. Kniffen
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number and Description

2.1
Acquisition Agreement dated June 9, 2008 among XTO Energy Inc., HPC Acquisition Corporation, HHEC Acquisition Corporation, Hunt Petroleum Corporation, Hassie Hunt Exploration Company and Hassie Hunt Production Company (incorporated by reference to Exhibit 2.2 to Form 8-K filed July 18, 2008)

99.1	News Release dated September 3, 2008